UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 20, 2006

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13647 (Commission File Number)	73-1356520 (I.R.S. Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 20, 2006, Dollar Thrifty Automotive Group, Inc. (the “Company”) received a Notice of Election Regarding Payment of Director’s Fees (the “Director Fee Agreement”) from Richard W. Neu (the “Director”) (See Item 5.02). The Director Fee Agreement is intended to comply with Internal Revenue Code Section 409A and allow the Director to (i) elect to receive Board meeting fees in either Company stock, payable annually or deferred to a future date, or in an equivalent cash payment payable quarterly, (ii) elect to receive Board, Committee and Committee Chair Retainers in Company stock, payable either annually or deferred to a future date and (iii) elect to defer receipt of restricted stock units or other equity compensation.

The foregoing description of the Director Fee Agreement is qualified in its entirety by reference to the Director Fee Agreement, a copy of which is attached hereto as Exhibit 10.101 and is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 21, 2006, the Company issued the news release attached hereto as Exhibit 99.28 reporting that Richard W. Neu was elected to the Company’s Board of Directors (the “Board”). Mr. Neu will serve on the Audit Committee of the Board.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

10.101	Notice of Election Regarding Payment of Director’s Fees dated February 20, 2006 executed by Richard W. Neu

99.28	News release reporting Richard W. Neu elected to the Board of Directors, issued by Dollar Thrifty Automotive Group, Inc. on February 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

February 24, 2006	By:	/s/ STEVEN B. HILDEBRAND
Steven B. Hildebrand
Senior Executive Vice President, Chief Financial
Officer, Principal Financial Officer and Principal
Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.101	Notice of Election Regarding Payment of Director’s Fees dated February 20, 2006 executed by Richard W. Neu

99.28	News release reporting Richard W. Neu elected to the Board of Directors, issued by Dollar Thrifty Automotive Group, Inc. on February 21, 2006

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